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                                                                      EXHIBIT 7


                          AMENDMENT TO RIGHTS AGREEMENT

             THIS AMENDMENT TO RIGHTS AGREEMENT, dated as of December 28, 1999, between RENEX CORP., a Florida corporation (the "Company"), and CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, a New York corporation (the "Rights Agent").

                                R E C I T A L S:

             A. The Company and the Rights Agent entered into a Rights Agreement as of November 6, 1998 (the "Rights Agreement");

             B. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

             C. All acts necessary to make this Amendment a valid agreement according to its terms have been done and performed; and

             D. The execution and delivery of this Agreement by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

             NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

             1. RECITATIONS. The above recitations are true and correct and are incorporated herein by this reference.

             2. Section 1(a) of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company,
(iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or (vi) National Nephrology Associates, Inc. a Delaware corpora tion, or any wholly owned subsidiary thereof (collectively, "NNA") from and after the date (the "Offer Date") any shares of Common Stock are accepted for purchase pursuant to the Offer (as defined in the Agreement and Plan of Merger, dated as of December 28, 1999 (the "Merger Agreement") among National Nephrology Associates, Inc., a Delaware corporation, and the Company), and prior to the Offer Date so long as the Merger Agreement shall not have been terminated in accordance with its terms.

             3. Section 3(a) of the Rights Agreement is hereby amended by adding as the second sentence thereto the following:

             "Notwithstanding the foregoing, neither the first public announcement of the intent of NNA to commence the Offer (as defined in the Merger Agreement) nor the commencement of the Offer, shall cause the Distribution Date to occur."

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             4. The introductory clause of Section 11(a) (ii)(C) is hereby amended to read in its entirety:

             "(C) the Board of Directors of the Company shall declare any Person (except NNA so long as the Merger Agreement shall not have been terminated in accordance with its terms) to be an Adverse Person upon:"

             5. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

             6. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

             7. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

             8. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, cove nants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall Continue in full force and effect.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                 RENEX CORP.



                                 By: /s/ JAMES P. SHEA
                                    -----------------------------------------
                                                JAMES P. SHEA
                                      President/Chief Executive Officer


                                 CONTINENTAL STOCK TRANSFER AND
                                 TRUST COMPANY



                                 By: /s/ ROGER BERNHAMMER
                                    -----------------------------------------
                                 Name: ROBER BERNHAMMER
                                      ---------------------------------------
                                 Title: VICE PRESIDENT
                                       --------------------------------------



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